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                                                                   Exhibit 10.15

                                    AGREEMENT

     THIS AGREEMENT (the "Agreement") is made as of this 30th day of June 2005, by and between ONEX PARTNERS MANAGER, L.P. a Delaware limited partnership ("Onex") and Spirit AeroSystems, Inc., a Delaware corporation (the "Company").

                            - PRELIMINARY STATEMENT -

     Onex Partners, LP, a Delaware limited partnership ("Onex Partners") and an affiliate of Onex, along with various other affiliates, own a majority interest in the common stock of the Company as a result of providing equity funding for the Company's acquisition of its business from The Boeing Company pursuant to an asset purchase agreement dated February 22, 2005;

     The Company desires to avail itself of certain resources, advice and assistance of, and available to, Onex as set forth herein; and

     Onex is willing to provide such services to the Company and the Company is willing to engage Onex on the terms and conditions set forth in this Agreement.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements herein set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                  - AGREEMENT -

                                    ARTICLE 1

                                    SERVICES

     SECTION 1.1 ENGAGEMENT OF ONEX. The Company hereby engages Onex to provide the services delineated in Section 1.2 below (the "Services") and Onex agrees to provide such Services as and when requested, in accordance with the terms and conditions set forth herein.

     SECTION 1.2 SECTION 1.2 SERVICES. Subject to the requirements of the Company's Special Security Agreement dated August 10, 2005 ("SSA"), and subject to the oversight of the Company's Government Security Committee ("GSC"), during the Term (as defined herein) Onex shall provide the Company with non-binding guidance and advice with such matters as may be reasonably requested from time to time by the Company or its affiliates. Without limiting the generality of the foregoing, Onex may provide the Company, at the Company's request, with such resources, advice and assistance as is necessary or desirable in order for the Company to determine, at its sole discretion, its overall strategic and financial planning, commercial initiatives, and debt and equity financings (the "Services"). From time to time thereafter, subject to the requirements of the SSA, including but not limited to the approval of the

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GSC, the Board of Directors of the Company may request Onex and/or its affiliates to provide additional services in addition to those contemplated herein. However, the Company and Onex both acknowledge and agree that the services referred to above do not include investment banking or financial advice in connection with business acquisitions.

     SECTION 1.3 SOURCING OF SERVICES. For purposes of this Agreement, Onex may at its discretion seek the services of independent third parties, with such services being paid for by the Company, so long as the Company approves of such services in advance.

                                    ARTICLE 2

                                      TERM

     SECTION 2.1 TERM. Subject to the terms herein, the term of this Agreement shall commence on June 30, 2005 (the "Effective Date") and shall continue for an initial eight-year term (the "Term"). Thereafter, subject to the approval of the GSC, the Agreement may be renewed automatically for successive one-year periods.

     SECTION 2.2 TERMINATION OF THIS AGREEMENT. This Agreement shall terminate by mutual agreement of the parties, signed and in writing, or at such time as Onex Partners, or any of its affiliates, individually or in the aggregate, no longer hold more than 5% of the outstanding shares of Common Stock.

     SECTION 2.3 CONSEQUENCES OF TERMINATION. Within 30 days after any termination of this Agreement, the Company shall remit to Onex any accrued but unpaid Service Fee (as defined herein) and reimbursable expenses.

                                    ARTICLE 3

                                  COMPENSATION

     SECTION 3.1 COMPENSATION.

          (a) COMPENSATION. For and in consideration of the Services, the Company shall pay Onex a fixed annual fee of $3,000,000 per year (the "Service Fee").

          (b) PAYMENT. The Company shall pay to Onex the Service Fee, in arrears, on a quarterly basis, on the last day of March, June, September and December of each year commencing September, 2005. All payments to be made by the Company to Onex shall be immediately available funds, unless the parties agree otherwise. In the event the Company is unable to pay the Service Fee (or any portion thereof) due to restrictions contained in any revolving credit or term loan agreement to which it is a party (as a borrower or otherwise), the Service Fee (or such portion) shall not be paid, but shall accrue until such payment is no longer restricted, at which time the accrued but unpaid Service Fee (or such portion) shall be paid to Onex. In the event the Company fails to pay the Service Fee (or any portion thereof) to Onex as and when due in accordance with the first two sentences of this paragraph (including by virtue of any deferral required by the foregoing sentence), it shall be required to pay Onex interest on all such unpaid amounts at an annual interest rate from time to time announced by Citibank as its


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"Prime Rate" of interest used by it as a reference rate for commercial loans in
United States dollars adjusted on a daily basis for changes in that rate. The Service Fee (including any portion deferred pursuant to the third sentence of this paragraph) and any interest due thereon shall accrue on a daily basis from and after July 1, 2005, and each quarterly payment shall be in respect of the three-month period ended on the day payment is due or for such shorter period within such three months during which the Agreement was in effect. Any amounts due to Onex under this Agreement may, at Onex's sole discretion and direction, be payable to one or more affiliates of Onex.

     SECTION 3.2 EXPENSES. All reasonable, ordinary and necessary expenses, including but not limited to travel, fees for external consultant, advisors and professionals and other direct out-of-pocket expenses incurred by Onex or its affiliates in the performance of the Services shall be paid or reimbursed by the Company. The Company shall, within 30 days after the receipt of an invoice from Onex, reimburse Onex in full.

                                    ARTICLE 4

                                  MISCELLANEOUS

     SECTION 4.1 RELATIONSHIP OF PARTIES. The parties acknowledge and agree that each is a separate business entity, that each has its own management, and separate policies and procedures, and that nothing contained herein shall constitute the delegation of authority and power to Onex to manage and/or control the Company's business. The parties further acknowledge and agree that the relationship established between the two is that of independent contractors and is not a joint venture or partnership and that the Services to be performed are intended to be merely auxiliary to and supportive of the Company's business. Neither Onex nor its employees shall be considered employees of the Company. Onex shall have no right to enter into any contract or undertaking in the name of or for the account of the Company, nor to assume or create any obligation of any kind, express or implied, on behalf of the Company, without the prior written consent of the Company.

     SECTION 4.2 INDEMNIFICATION. The Company agrees to indemnify, defend and hold harmless, Onex, its affiliates, directors, officers and/or employees from and against any and all loss, liability, suits, claims, costs, damages and expenses (including reasonable attorney fees) arising from their performance hereunder, except where Onex's actions or omissions rise to the level of gross negligence or willful misconduct. Onex assumes no responsibility to the Company hereunder other than as expressly set forth herein.

     SECTION 4.3 NOTICE. Any notice, request, consent or communication (collectively "Notice") sent under this Agreement shall be effective only if it is in writing and (a) personally delivered, (b) sent by certified or registered mail, return receipt requested, postage prepaid, (c) sent by a nationally recognized overnight delivery service, with delivery confirmed, or (d) telexed or telecopied with receipt confirmed, addressed as follows:

     If to Onex:

          Onex Partners Manager, L.P.


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          712 5th Avenue, 40th Floor
          New York, New York 10019
          Attention:  General Counsel
          Fax: (212) 582-0909

     If to the Company:

          Spirit AeroSystems, Inc.
          3801 S. Oliver Rd.
          Wichita, Kansas 67210
          Attention: General Counsel
          Fax: (206) 544-0812

or such other persons or addresses as shall be furnished in writing by any party to the other party. A Notice shall be deemed to have been given as of the date
(i) when personally delivered, (ii) five (5) days after the date when deposited with the United States mail properly addressed, (iii) when receipt of a Notice sent by an overnight delivery service is confirmed by such overnight delivery service, or (iv) when receipt of the telex or telecopy is confirmed, as the case may be, unless the sending party has actual knowledge that a Notice was not received by the intended recipient.

     SECTION 4.4 WAIVER. The failure of either of the parties to insist, in any one or more instances, upon performance of any of the terms or conditions of this Agreement, shall not be construed as a waiver or relinquishment of any rights granted hereunder or the future performance of any such term, covenant or condition.

     SECTION 4.5 COMPLETE UNDERSTANDING. This Agreement constitutes the complete understanding among the parties with respect to the matters set forth herein. No alteration or modification of any of this Agreement's provisions shall be valid unless made in writing, is signed by all the parties to this Agreement, and is determined by the GSC to be consistent with the requirements of the SSA.

     SECTION 4.6 APPLICABLE LAW. The laws of the State of New York shall govern all aspects of this Agreement, irrespective of the fact that one or more of the parties now is or may become a resident of a different state, or that the one or more of the parties now or hereafter locates its principal office outside the State of New York. THE PARTIES ACKNOWLEDGE THAT THE COURTS OF THE STATE OF NEW YORK SHALL HAVE EXCLUSIVE JURISDICTION OVER THIS AGREEMENT AND SPECIFICALLY WAIVE ANY CLAIMS WHICH THEY MAY HAVE THAT INVOLVE JURISDICTION OR VENUE, INCLUDING BUT NOT LIMITED TO FORUM NON CONVENIENS. Service of process for any claim that arises under this Agreement shall be valid if made in accordance with the notice provisions set forth in Section 4.3 of this Agreement. If service of process is made as aforesaid, the party served agrees that such service shall constitute valid service, and specifically waives any objections the party served may have under any state or Federal law or rule concerning service of process. Service of process in accordance with this Section 4.6 shall be in addition to and not to the exclusion of any other service of process method legally available.


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     SECTION 4.7 DESCRIPTIVE HEADINGS AND INTERPRETATION. All section headings, titles and subtitles are inserted in this Agreement for the convenience of reference only, and are to be ignored in any construction of this Agreement's provisions. Time is of the essence of this Agreement. All monetary amounts referred to herein are expressed in the lawful currency of the United States of America.

     SECTION 4.8 SEVERABILITY. If a court of competent jurisdiction rules that any one or more of this Agreement's provisions are invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any of this Agreement's other provisions, and this Agreement shall be construed as if it had never contained such invalid, illegal or unenforceable provision.

     SECTION 4.9 SUCCESSORS AND ASSIGNS AND THIRD PARTY BENEFICIARIES. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective successors and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

     SECTION 4.10 COUNTERPARTS. This Agreement may be executed in any number of counterparts and each of such counterparts for all purposes shall constitute an original.

     SECTION 4.11 ASSIGNMENT. Except as otherwise set forth herein, neither the Company nor Onex may assign its rights or obligations under this Agreement without the written consent of the other party. The Company acknowledges and agrees that Onex may assign this Agreement to any of its affiliates where at least 50% of the voting securities are owned directly or indirectly by Onex Partners and any such affiliate may assign the same to Onex or any other such affiliate of Onex, without the consent of the Company.

                           [SIGNATURE PAGES TO FOLLOW]


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     IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the Effective Date.

                                        ONEX PARTNERS MANAGER, L.P.
                                        a Delaware limited partnership,
                                        by Onex Partners Manager GP Inc.,
                                        its General Partner


                                        By: /s/ Robert Le Blanc
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Its:
                                             -----------------------------------


                                        SPIRIT AEROSYSTEMS, INC.
                                        a Delaware corporation


                                        By: /s/  Jeffrey L. Turner
                                            ------------------------------------
                                        Name: Jeffrey L. Turner
                                        Its: President & Chief Executive Officer


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